Exhibit 99.3
Unaudited Pro Forma Condensed Combined Financial Information
On March 5, 2021, Priority Technology Holdings, Inc. (the "Company," "we" or "PRTH") entered into an agreement to acquire (the "acquisition") the outstanding shares of Finxera Holdings, Inc. ("Finxera") through its wholly owned subsidiary Prime Warrior Acquisition Corp (the "merger sub"). Upon the closing of the acquisition on September 17, 2021, the merger sub merged into Finxera and Finxera became a wholly owned subsidiary of the Company.
The following tables present unaudited pro forma condensed combined financial information (the "Unaudited Pro Forma Financial Statements") about the Company's Consolidated Statements of Operations (the "Unaudited Pro Forma Statements of Operations") after giving effect to the acquisition and the related financing transactions. The Company's Unaudited Condensed Consolidated Balance Sheet as of September 30, 2021 included with PRTH's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 reflected the effects of the acquisition, therefore unaudited pro forma condensed combined financial information about the Company's Consolidated Balance Sheet is not required. The Unaudited Pro Forma Statements of Operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 combine the historical Consolidated Statements of Operations of PRTH and Finxera, giving effect to the acquisition as if it had been completed on January 1, 2020.
The Unaudited Pro Forma Financial Statements and the Notes to the Unaudited Pro Forma Financial Statements were prepared using the acquisition method of accounting with PRTH as the acquirer of Finxera. The historical consolidated financial information has been adjusted in the Unaudited Pro Forma Financial Statements to give effect to events that are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) with respect to the Unaudited Pro Forma Statements of Operations, expected to have a continuing effect on the combined results of PRTH and Finxera. The Unaudited Pro Forma Financial Statements contained herein do not reflect the costs of any integration activities or benefits that may result from the realization of future revenue enhancements or cost savings from operating efficiencies, or any other synergies that may result from the acquisition. Management anticipates that certain material charges will be incurred subsequent to the acquisition for items such as operations and technology integration. However, since the timing and effect are not specifically determinable at this time, no amounts are included in the Unaudited Pro Forma Financial Statements for such items.
The Unaudited Pro Forma Financial Statements and the Notes to the Unaudited Pro Forma Financial Statements are being provided for illustrative purposes only and do not purport to represent what the combined company's actual results of operations would have been had the acquisition been completed on the dates indicated, nor are they necessarily indicative of the combined company's future results of operations for any future period.
PRTH has completed a preliminary purchase price allocation based on the estimated fair values of acquired assets and assumed liabilities. Differences between the fair values of Finxera's assets and liabilities used in the preliminary purchase price allocation and the fair values of Finxera's assets and liabilities at the time of the final purchase price allocation may have material effect on the combined company's Consolidated Statements of Operations.
Further, PRTH has not identified all adjustments necessary to conform Finxera's accounting policies and financial statement presentation to PRTH's policies and presentation. PRTH is in the process of performing such analysis and differences identified in that analysis could have a material effect on the combined company's financial information.
The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the Unaudited Pro Forma Financial Statements.
The Unaudited Pro Forma Financial Statements and the Notes to the Unaudited Pro Forma Financial Statements are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of PRTH and the related notes included in PRTH's Annual Report on Form 10-K for the year ended December 31, 2020 and the historical unaudited consolidated financial statements of PRTH included in PRTH's Quarterly Report on Form 10-Q for the period ended September 30, 2021 and (ii) the historical audited consolidated financial statements of Finxera and the related notes for the year ended December 31, 2020 included in this Current Report on Form 8-K.

Priority Technology Holdings, Inc.
Unaudited Pro Forma Statement of Operations
Nine Months Ended September 30, 2021
(in thousands, except per share amounts)

	PRTH Historical	Finxera Historical	Pro Forma Adjustments	Note 3 Reference	Pro Forma Combined
Revenues	$370,853	$46,684			$417,537
Operating expenses
Costs of services	264,527	3,171	—		267,698
Salary and employee benefits	31,808	31,610	—	(b)	63,418
Depreciation and amortization	32,123	4,094	12,694	(c)	48,911
Selling, general and administrative	22,213	6,589	—	(b)	28,802
Total operating expenses	350,671	45,464	12,694		408,829
Operating income (loss)	20,182	1,220	(12,694)		8,708
Other income (expenses)
Interest expense	(24,608)	(14,528)	(2,198)	(d)	(41,334)
Debt extinguishment and modification costs	(8,322)	—	—		(8,322)
Other income (expense), net	92	(513)	—		(421)
Total other expenses, net	(32,838)	(15,041)	(2,198)		(50,077)
(Loss) income before income taxes	(12,656)	(13,821)	(14,892)		(41,369)
Income tax expense (benefit)	49	(1,345)	(3,723)	(f)	(5,019)
Net (loss) income	(12,705)	(12,476)	(11,169)		(36,350)
Less: net income attributable to redeemable non-controlling interests and redeemed non-controlling interests	(10,777)	—	—		(10,777)
Less: dividends and accretion attributable to redeemable senior preferred stockholders	(9,724)	—	(7,573)	(e)	(17,297)
Net (loss) income attributable to common stockholders	$(33,206)	$(12,476)	$(18,742)		$(64,424)

Loss per common share:
Basic	$(0.48)				$(0.84)
Diluted	$(0.48)				$(0.84)

Weighted-average common shares outstanding:
Basic	69,689		7,034	(g)	76,723
Diluted	69,689		7,034	(g)	76,723

Priority Technology Holdings, Inc.
Unaudited Pro Forma Statement of Operations
Year Ended December 31, 2020
(in thousands, except per share amounts)

	PRTH Historical	RentPayment Sale(1)	Finxera Historical	Pro Forma Adjustments	Note 3 Reference	Pro Forma Combined
Revenues	$404,342	$(12,042)	$71,523	$—		$463,823
Operating expenses
Costs of services	277,374	(1,362)	4,969	—		280,981
Salary and employee benefits	39,507	(1,649)	21,554	—	(b)	59,412
Depreciation and amortization	40,775	(3,668)	5,357	18,088	(c)	60,552
Selling, general and administrative	25,825	(3,538)	8,043	—	(b)	30,330
Total operating expenses	383,481	(10,217)	39,923	18,088		431,275
Operating income (loss)	20,861	(1,825)	31,600	(18,088)		32,548
Other income (expenses)
Interest expense	(44,839)	—	(15,605)	(8,043)	(d)	(68,487)
Debt extinguishment and modification costs	(1,899)	—	(2,563)	2,563	(d)	(1,899)
Gain on sale of business	107,239	—	—	—		107,239
Other income, net	596	—	346	—		942
Total other income (expenses), net	61,097	—	(17,822)	(5,480)		37,795
Income (loss) before income taxes	81,958	(1,825)	13,778	(23,568)		70,343
Income tax expense	10,899	(100)	2,701	(5,892)	(f)	7,608
Net income (loss)	71,059	(1,725)	11,077	(17,676)		62,735
Less: net income attributable to redeemable non-controlling interests and redeemed non-controlling interests	(45,398)	—	—	—		(45,398)
Less: dividends and accretion attributable to redeemable senior preferred stockholders	—	—	—	(10,663)	(e)	(10,663)
Net income (loss) attributable to common stockholders	$25,661	$(1,725)	$11,077	$(28,339)		$6,674

Earnings per common share:
Basic	$0.38					$0.09
Diluted	$0.38					$0.09

Weighted-average common shares outstanding:
Basic	67,158			7,551	(g)	74,709
Diluted	67,263			7,551	(g)	74,814
(1) Refer to Note 3 (a).

Priority Technology Holdings, Inc.
Notes to Unaudited Pro Forma Financial Statements
1.Basis of Presentation
The Unaudited Pro Forma Financial Statements and related notes present the pro forma condensed combined results of operations of PRTH and Finxera.
The historical financial information of PRTH and Finxera as of and for the nine months ended September 30, 2021 was derived from the unaudited condensed consolidated financial statements presented in PRTH's Quarterly Report on Form 10-Q for the period ended September 30, 2021 and Finxera's unaudited financial information for the period ended September 16, 2021, respectively. The historical financial information of PRTH and Finxera for the year ended December 31, 2020 was derived from the audited consolidated financial statements presented in PRTH’s Annual Report on Form 10-K for the year ended December 31, 2020, and audited financial statements of Finxera for the year ended December 30, 2020, filed with this Current Report on Form 8-K, respectively. Financial information of Finxera for the period from September 17, 2021 (the "acquisition date") to September 30, 2021 is included in PRTH's unaudited condensed consolidated financial statements presented on its Quarterly Report on Form 10-Q for the period ended September 30, 2021.
The Unaudited Pro Forma Financial Statements reflect certain reclassifications to align the historical financial statement presentation of PRTH and Finxera. PRTH has not yet identified all adjustments necessary to conform Finxera's accounting policies and financial statement presentation to PRTH's policies and presentation. PRTH is in the process of performing such analysis and differences identified in that analysis could have a material effect on the combined company's financial information. The Unaudited Pro Forma Financial Statements also reflect adjustments for the year ended December 31, 2020 to eliminate the effect of the disposal of the RentPayment operations in September of 2020.
The Unaudited Pro Forma Financial Statements were prepared using the acquisition method of accounting, with PRTH as the acquirer of Finxera. In the pro forma financial statements, adjustments are determined based on the preliminary purchase price allocation based on the estimated fair values of acquired assets and assumed liabilities and are subject to revision based on a final determination of fair value within the measurement period of up to twelve months subsequent to the acquisition date. Differences between the fair values of Finxera's assets and liabilities used in the preliminary purchase price allocation and the fair values of Finxera's assets and liabilities at the time of final purchase price allocation may have material effect on the combined company's Consolidated Statements of Operations. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the Unaudited Pro Forma Financial Statements.
2.Consideration, Financing and Preliminary Valuation
The preliminary purchase price is $407.0 million and is subject to customary adjustments including final purchase accounting and working capital adjustments. The transaction was funded with the Company's cash on hand, proceeds from the issuance of the redeemable senior preferred stock and debt, and the issuance of common equity shares to the sellers.
The acquisition was accounted for as a business combination using the acquisition method of accounting, under which the assets acquired and liabilities assumed were recognized at their fair values as of the acquisition date, with the excess of the fair value of consideration transferred over the fair value of the net assets acquired recognized as goodwill. The fair values of the assets acquired and liabilities assumed as of the acquisition date were estimated by management based on the valuation of the Finxera business using the discounted cash flow method and other factors specific to certain assets and liabilities. The preliminary purchase price allocation is set forth in the table below and is expected to be finalized as soon as practicable, but no later than one year from the acquisition date.

(in thousands)
Consideration:
Cash	$379,220
Equity instruments(1)	34,388
Less: cash and restricted cash acquired	(6,598)
Total purchase consideration, net of cash and restricted cash acquired	$407,010

Recognized amounts of assets acquired and liabilities assumed:
Accounts receivable	$385
Prepaid expenses and other current assets	5,963
Current portion of notes receivable	784
Settlement assets and customer account balances	498,811
Property, equipment and software, net	411
Goodwill	252,062
Intangible assets, net(2)	202,890
Other non-current assets	955
Accounts payable and accrued expenses	(7,837)
Settlement and customer account obligations	(498,811)
Deferred income taxes, net	(43,395)
Other non-current liabilities	(5,208)
Total purchase consideration	$407,010
(1) The fair value of the 7,551,354 shares of PRTH common stock that were issued was determined based on their market price at the time of closing adjusted for an appropriate liquidity discount due to trading restrictions under Securities Rule 144.
(2) The intangible assets acquired consist of $148.4 million for referral partner relationships, $36.0 million for technology, $16.4 million for customer relationships and $2.1 million for money transmitter licenses.
3.Pro Forma Adjustments
The Unaudited Pro Forma Condensed Combined Statements of Operations include adjustments made assuming the acquisition and related financing transactions were completed as of January 1, 2020 and do not include any material nonrecurring charges that may arise in subsequent periods as a result of the acquisition.
The following items are reflected as pro forma adjustments:
(a) Adjustments reflect the elimination of the Company's RentPayment operations due to the sale of the business in September 2020 which was considered to be a significant disposal.
(b) The historical financial statements of PRTH and Finxera include the following non-recurring transaction costs. These costs will not affect PRTH's Statements of Operations beyond 12 months after the acquisition date.

(in thousands)	Nine Months Ended September 30, 2021			Year Ended December 31, 2020
	PRTH	Finxera	Combined	PRTH	Finxera	Combined
Salary and employee benefits	$—	$22,398	$22,398	$—	$—	$—
Selling, general and administrative	9,182	3,923	13,105	108	1,113	1,221
	$9,182	$26,321	$35,503	$108	$1,113	$1,221

(c) This pro forma adjustment represents changes in the estimated amortization expense as if the acquisition had been consummated on January 1, 2020:

(in thousands)	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Estimated amortization expense	$16,509	$23,215
Elimination of Finxera's historical amortization expense	(3,815)	(5,127)
Pro forma adjustment to amortization expense	$12,694	$18,088
(d) This pro forma adjustment represents the net change in interest expense as if the acquisition related borrowings of PRTH and the repayment of the Finxera historical credit facilities had been consummated on January 1, 2020. Interest expense on the new credit facility was calculated using pricing associated with the new agreement. For the purpose of these unaudited pro forma financial statements, the stated interest rate for the borrowings under the new credit facility was 6.75%.

(in thousands)	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Interest expense on PRTH's new credit facility and amortization of new debt issuance costs	$(16,726)	$(23,648)
Elimination of Finxera's historical interest expense associated with its credit facilities	14,528	15,605
Pro forma adjustment to interest expense	$(2,198)	$(8,043)

Elimination of Finxera's historical debt modification cost		$2,563
(e) This pro forma adjustment reflects the accrual for dividends and other accretions due to the preferred stockholders, at a rate of 13.0% annually based on the preferred shares that have been issued:

(in thousands)	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Dividend	$6,918	$9,750
Accretion of discount and issuance cost	655	913
Pro forma adjustment	$7,573	$10,663
(f) This pro forma adjustment reflects the income tax effect of the pro forma adjustments in the Unaudited Condensed Combined Pro Forma Statements of Operations utilizing the blended federal and state statutory income tax rate of 25%.
(g) The unaudited pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted-average number of shares outstanding after giving effect to the number of shares of PRTH common stock expected to be issued pursuant to the acquisition.

(in thousands)	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Basic weighted-average number of shares outstanding	69,689	67,158
Shares of PRTH common stock issued as part of the purchase consideration	7,034	7,551
Pro forma basic weighted-average number of shares outstanding	76,723	74,709

Diluted weighted-average number of shares outstanding	69,689	67,263
Shares of PRTH common stock issued as part of the purchase consideration	7,034	7,551
Pro forma diluted weighted-average number of shares outstanding	76,723	74,814